UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2015

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55008	47-4180540
(Commission File Number)	(IRS Employer Identification No.)

1108 Kane Concourse
Suite 206, Bal Harbour Islands, FL 33154

(Address of Principal Executive Offices, Zip Code)

(888) 963-7881

(Registrant's Telephone Number, Including Area Code)

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 30, 2015, Biotech Products Services and Research, Inc. (the "Company") entered into a stock purchase agreement (the "Purchase Agreement") with John Goodhew, the Company's director, pursuant to which all of the shares of Bespoke Tricycles, Ltd., a corporation organized under the Laws of England and Wales, were transferred to Mr. Goodhew. As a result of such sale, the Company is no longer in the business of designing, manufacturing, and selling vending tricycles. The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The purchase price for the shares sold to Mr. Goodhew was $10. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.6.

Section 3 – Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth below under Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) is incorporated by reference into this Item 3.03.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The information set forth under Item 5.02 below is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the execution and delivery of the Purchase Agreement, as of October 30, 2015 Mr. Goodhew resigned as a member of the Board of Directors of the Company. Although Mr. Goodhew executed and delivered a release to the Company in connection with his purchase of the shares of Bespoke Tricycles, Ltd., we are providing him with a copy of this Current Report concurrent with this filing. Should any subsequent communications with Mr. Goodhew regarding his decision to resign reveal any disagreement between him, on one hand, and the Company, on the other hand, the Board or any executive officer of the Company regarding our operations, policies or practices, we will amend this Report accordingly to disclose any such disagreement.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 2, 2015, the Company received notification from FINRA that as of November 4, 2015, the name of the Company will be changed on the OTC QB to "Biotech Products Services and Research, Inc.". The Company's symbol will remain "BPSR".

In addition to the name change of the Company, as described in the Schedule 14C Information filed with the Securities and Exchange Commission and mailed to the shareholders of the Company, the Company's Certificate of Amendment to the Articles of Incorporation increased the amount of authorized shares of common stock from 90,000,000 to 250,000,000 shares of common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Articles of Incorporation

10.6	Stock Purchase Agreement dated October 30, 2015 between Biotech Products Services and Research, Inc. and John Goodhew

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTECH PRODUCTS SERVICES AND RESEARCH, INC.

Date: November 3, 2015	By:	/s/ Albert Mitrani
	Name:	Albert Mitrani
	Title:	President and Chief Executive Officer

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